EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Harcourt General, Inc. on Form S-8 of our reports dated December 9, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Harcourt General, Inc. for the year ended October 31, 1996.



/s/ Deloitte and Touche, LLP
Deloitte and Touche, LLP



Boston, Massachusetts
December 15, 1997

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